Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Announces First-Quarter 2006 Financial Results
Company Raises Full-Year 2006 Guidance

CAMBRIDGE, Mass., April 26, 2006 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its first-quarter ended March 31, 2006 financial results.
First-Quarter Financial Performance
•	Total revenues were $41.2 million, compared with $33.8 million for the first quarter of last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 50.1 percent, Forrester reported first-quarter net income of $1.5 million or $0.07 per diluted share, compared with net income of $2.7 million, or $0.13 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $3.3 million or $0.15 per diluted share, for the first quarter of 2006, which excludes amortization of $652,000 of acquisition-related intangible assets, non-cash stock-based compensation of $1.7 million, $199,000 of realized gains on non-marketable investments, and reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $2.6 million, or $0.12 per diluted share, for the same period in 2005, which excludes amortization of $1.1 million of acquisition-related intangible assets, $1.7 million of realized gains on sales of securities, and reflects a pro forma effective tax rate of 35 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“Forrester’s first-quarter results exceeded expectations,” said George F. Colony, chairman of the board and chief executive officer. “Total revenues and pro forma earnings per share grew 22 percent and 25 percent, respectively, and ahead of the high end of our guidance. We made significant progress in growing the syndicated products, as research services revenues increased 16 percent. Deferred revenue, the best leading indicator of our business, improved by 20 percent over the first-quarter of 2005. We are pleased with our fast start to 2006 and to be raising full-year guidance at this time.”
Forrester is providing second-quarter 2006 financial guidance as follows:
Second-Quarter 2006 (GAAP):
•	Total revenues of approximately $45.5 million to $47.5 million.

•	Operating margin of approximately 7 percent to 9 percent.

•	Other income of approximately $900,000.

•	An effective tax rate of approximately 51 percent.

•	Diluted earnings per share of approximately $0.11 to $0.14.
Second-Quarter 2006 (Pro Forma):
Pro forma financial guidance for the second-quarter of 2006 excludes amortization of acquisition-related intangible assets of approximately $500,000, non-cash stock-based compensation expense of approximately $2.0 million to $2.5 million, and does not include any estimate of gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 13 percent to 14 percent.

•	Pro forma effective tax rate of 37 percent.

•	Pro forma diluted earnings per share of approximately $0.19 to $0.21.
Forrester is revising full-year 2006 guidance as follows:

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Forrester First-Quarter Fiscal 2006 Results / Page 2

Full-Year 2006 (GAAP):
GAAP financial guidance includes an estimate of $8.0 million to $10.0 million in non-cash stock-based compensation expense related to the adoption of SFAS 123R, Share-Based Payment, and its related estimated impact on the effective tax rate.
•	Total revenues of approximately $178.0 million to $183.0 million.

•	Operating margin of approximately 7 percent to 9 percent.

•	Other income of approximately $3.6 million.

•	An effective tax rate of approximately 51 percent.

•	Diluted earnings per share of approximately $0.45 to $0.56.
Full-Year 2006(Pro Forma):
Pro forma financial guidance for full-year 2006 excludes amortization of acquisition-related intangible assets of approximately $2.1 million, non-cash stock-based compensation expense of approximately $8.0 million to $10.0 million, and excludes gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 14 percent to 15 percent.

•	Pro forma diluted earnings per share of approximately $0.83 to $0.89.

•	An effective tax rate of 37 percent.
Forrester Research (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice about technology’s impact on business and consumers. For 22 years, Forrester has been a thought leader and trusted advisor, helping global clients lead in their markets through its research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the second quarter of and full-year 2006. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Kimberly Maxwell	Karyl Levinson
Director, Investor Relations	Director, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617/613-6234	+1 617/613-6262
kmaxwell@forrester.com	press@forrester.com

© 2006, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

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Forrester First-Quarter Fiscal 2006 Results / Page 4

Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended
	March 31,
	2006	2005
	(Unaudited)

Revenues
Research services	$27,203	$23,369
Advisory services and other	13,994	10,413

Total revenues	41,197	33,782

Operating expenses
Cost of services and fulfillment	17,627	13,777
Selling and marketing	14,545	11,902
General and administrative	5,600	4,034
Depreciation	884	874
Amortization of intangible assets	652	1,123

Total operating expenses	39,308	31,710

Income from operations	1,889	2,072
Other income, net	958	750
Realized gains on securities	199	1,668

Income before income taxes	3,046	4,490

Income tax provision	1,526	1,751

Net income	$1,520	$2,739

Diluted income per share	$0.07	$0.13

Diluted weighted average shares outstanding	21,790	21,840

Basic income per share	$0.07	$0.13

Basic weighted average shares outstanding	21,186	21,611

Pro forma data (1):
Income from operations	$1,889	$2,072
Amortization of intangible assets	652	1,123
Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	746	—
Selling and marketing	463	—
General and administrative	527	—

Pro forma income from operations	4,277	3,195
Other income, net	958	750
Pro forma income before income taxes	5,235	3,945

Pro forma income tax provision	1,937	1,381

Pro forma net income	$3,298	$2,564

Pro forma diluted earnings per share	$0.15	$0.12

Diluted weighted average shares outstanding	21,790	21,840

Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation and any realized gains or impairments from our non-marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.

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Forrester First-Quarter Fiscal 2006 Results / Page 5

Forrester Research, Inc.
Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)

Assets:
Cash and cash equivalents	$80,070	$48,538
Marketable securities	76,348	83,730
Accounts receivable, net	33,344	52,177
Deferred commissions	8,859	8,940
Prepaid expenses and other current assets	7,975	5,126

Total current assets	206,596	198,511
Property and equipment, net	5,233	5,771
Goodwill, net	53,126	53,034
Intangible assets, net	2,888	3,530
Deferred income taxes	37,094	36,941
Non-marketable investments and other assets	14,246	13,915

Total assets	$319,183	$311,702

Liabilities and stockholders’ equity:
Accounts payable	$1,276	$1,716
Accrued expenses	24,857	24,569
Deferred revenue	87,460	86,663

Total liabilities	113,593	112,948
Preferred stock	—	—
Common stock	258	254
Additional paid-in capital	200,469	192,206
Retained earnings	83,943	82,425
Treasury stock, at cost	(76,462)	(73,527)
Accumulated other comprehensive loss	(2,618)	(2,604)

Total stockholders’ equity	205,590	198,754

Total liabilities and stockholders’ equity	$319,183	$311,702

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Forrester First-Quarter Fiscal 2006 Results / Page 6

Forrester Research, Inc.
Consolidated Statements of Cash Flows

(In thousands)

	Three months ended
	March 31,
	2006	2005
		(Unaudited)

Cash flows from operations:
Net income	$1,520	$2,739
Adjustments to reconcile net income to net cash provided by operating activities – Depreciation	884	874
Amortization of intangible assets	652	1,123
Non-cash stock-based compensation	1,736	—
Tax benefit from stock options	8	28
Deferred income taxes	(188)	574
Realized gains on securities	(199)	(1,668)
Amortization of premiums on marketable securities	178	297
Changes in assets and liabilities – Accounts receivable	19,027	10,037
Deferred commissions	81	164
Prepaid expenses and other current assets	(3,025)	(915)
Accounts payable	(431)	(1,551)
Accrued expenses	333	(1,783)
Deferred revenue	456	1,480

Net cash provided by operating activities	21,032	11,399

Cash flows from investing activities:
Purchases of property and equipment	(328)	(1,590)
Purchases of non-marketable investments	(300)	—
Proceeds from non-marketable investments	137	—
Decrease in other assets	32	230
Purchase of marketable securities	(74,886)	(42,421)
Proceeds from sales and maturities of securities	82,181	43,654

Net cash provided by (used in) investing activities	6,836	(127)

Cash flows from financing activities:
Proceeds from exercises of employee stock options	6,522	215
Acquisition of treasury shares	(2,935)	(4,789)
Structured stock repurchases	—	—

Net cash provided by (used in) financing activities	3,587	(4,574)

Effect of exchange rate changes on cash and cash equivalents	77	(136)

Net increase in cash and cash equivalents	31,532	6,562

Cash and cash equivalents, beginning of period	48,538	37,328

Cash and cash equivalents, end of period	$80,070	$43,890

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